Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 27, 2009, relating to the consolidated financial statements of Perini Corporation, and the effectiveness of Perini Corporation’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Perini Corporation for the year ended December 31, 2008.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

March 6, 2009